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                                                                   Exhibit 10.18
                                                                   -------------


                                   AMENDMENT

                                    to the

                          EMPLOYEES' RETIREMENT PLAN
                                OF AMETEK, INC.
                                ---------------

                                Amendment No. 2
                                ---------------

     WHEREAS, there was adopted and made effective as of December 29, 1942, the Employees' Retirement Plan of AMETEK, Inc. (the "Plan"); and

     WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1989; and

     WHEREAS, Section 9.2 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time or from time to time; and

     WHEREAS, AMETEK now desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  Section 9.2 of the Plan is hereby amended to read, in its entirety,
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as follows:

          "9.2.  Amendment or Termination.  The Board of Directors of the
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     Company may amend, terminate or suspend this Plan at any time or from time to time by a duly executed written instrument delivered to the Committee evidencing such action; provided, however, that:

               (a) No amendment shall provide for the use of the Trust Fund or any part thereof other than for the benefit of any Participant, Former Participant entitled to benefits under this Plan, Pensioner, Alternate Payee or Beneficiary;
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               (b)  No amendment shall deprive any Participant, Former
          Participant entitled to benefits under this Plan, Pensioner, Alternate Payee or Beneficiary of any of the benefits which are vested in him or to which he is entitled under this Plan by reason of the prior death, disability or severance of covered employment of the Participant, Former Participant or Pensioner; and

               (c) Without limiting the generality of the foregoing and notwithstanding any provision contained in this Plan to the contrary, this Plan may be amended at any time and from time to time in any respect so as to maintain the qualification and exemption of the Plan and the Trust under Sections 401(a) and 501(a) of the Code, and to comply with the provisions of ERISA, regardless of whether any such amendment may change, alter or amend the relative benefits under this Plan of any Participant, Former Participant entitled to benefits under this Plan, Pensioner, Alternate Payee or Beneficiary."

          SECOND:  The provisions of this Amendment No. 2 shall be effective as
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of August 1, 1994.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 27th day of July, 1994.

                                 AMETEK, Inc.

                                 By: /s/ Robert W. Yannarell
                                    ---------------------------

Attest:


  /s/ Dorothy M. Misetic
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(Seal)